EXHIBIT F

SCHEDULE OF TRANSACTIONS EFFECTED DURING THE LAST 60 DAYS

The following table sets forth all transactions with respect to Shares effected in the last sixty (60) days by the Reporting Persons or on behalf of the Reporting Persons in respect of the Shares. The table below includes all transactions through November 8 2019. All such transactions were sales effected in the open market.

Transacting Entity	Trade Date	Buy/Sell	No. of Shares	Price per Share		Security
New Leaf Ventures III, L.P.	9/16/2019	Sell	3,943	$37.2161	(1)	Common Stock
New Leaf Biopharma Opportunities I, L.P.	9/16/2019	Sell	4,322	$37.2161	(1)	Common Stock
New Leaf Ventures III, L.P.	9/17/2019	Sell	14,502	$36.8415	(2)	Common Stock
New Leaf Biopharma Opportunities I, L.P.	9/17/2019	Sell	15,898	$36.8415	(2)	Common Stock
New Leaf Ventures III, L.P.	9/20/2019	Sell	23,852	$36.5300		Common Stock
New Leaf Biopharma Opportunities I, L.P.	9/20/2019	Sell	26,148	$36.5300		Common Stock
New Leaf Ventures III, L.P.	9/23/2019	Sell	21,056	$37.1149	(3)	Common Stock
New Leaf Biopharma Opportunities I, L.P.	9/23/2019	Sell	23,083	$37.1149	(3)	Common Stock
New Leaf Ventures III, L.P.	10/28/2019	Sell	96,324	$40.0009	(4)	Common Stock
New Leaf Biopharma Opportunities I, L.P.	10/28/2019	Sell	105,596	$40.0009	(4)	Common Stock
New Leaf Ventures III, L.P.	10/29/2019	Sell	71,556	$39.8821	(5)	Common Stock
New Leaf Biopharma Opportunities I, L.P.	10/29/2019	Sell	78,444	$39.8821	(5)	Common Stock
New Leaf Ventures III, L.P.	10/30/2019	Sell	95,408	$42.1196	(6)	Common Stock
New Leaf Biopharma Opportunities I, L.P.	10/30/2019	Sell	104,592	$42.1196	(6)	Common Stock
New Leaf Ventures III, L.P.	10/31/2019	Sell	23,852	$44.0000		Common Stock
New Leaf Biopharma Opportunities I, L.P.	10/31/2019	Sell	26,148	$44.0000		Common Stock
New Leaf Ventures III, L.P.	11/01/2019	Sell	23,852	$45.0025	(7)	Common Stock
New Leaf Biopharma Opportunities I, L.P.	11/01/2019	Sell	26,148	$45.0025	(7)	Common Stock
New Leaf Ventures III, L.P.	11/04/2019	Sell	596	$46.9202	(8)	Common Stock
New Leaf Biopharma Opportunities I, L.P.	11/04/2019	Sell	654	$46.9202	(8)	Common Stock
New Leaf Ventures III, L.P.	11/05/2019	Sell	1,250	$46.9031	(9)	Common Stock
New Leaf Biopharma Opportunities I, L.P.	11/05/2019	Sell	1,333	$46.9031	(9)	Common Stock
New Leaf Ventures III, L.P.	11/06/2019	Sell	24,087	$46.5047	(10)	Common Stock
New Leaf Biopharma Opportunities I, L.P.	11/06/2019	Sell	26,405	$46.5047	(10)	Common Stock
New Leaf Ventures III, L.P.	11/07/2019	Sell	55,755	$47.0968	(11)	Common Stock
New Leaf Biopharma Opportunities I, L.P.	11/07/2019	Sell	61,123	$47.0968	(11)	Common Stock
New Leaf Ventures III, L.P.	11/08/2019	Sell	78,718	$37.2161	(12)	Common Stock
New Leaf Biopharma Opportunities I, L.P.	11/08/2019	Sell	86,296	$37.2161	(12)	Common Stock

(1)

The price reported in the Price per Share column is a weighted average price. These Shares were sold in multiple transactions at prices ranging from $37,00 to $37.44, inclusive. The Reporting Persons undertake to provide the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth in this footnote 1.

(2)

The price reported in the Price per Share column is a weighted average price. These Shares were sold in multiple transactions at prices ranging from $36.75 to $37.30, inclusive. The Reporting Persons undertake to provide the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth in this footnote 2.

(3)

The price reported in the Price per Share column is a weighted average price. These Shares were sold in multiple transactions at prices ranging from $36.75 to $37.135, inclusive. The Reporting Persons undertake to provide the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth in this footnote 3.

(4)

The price reported in the Price per Share column is a weighted average price. These Shares were sold in multiple transactions at prices ranging from $39.94 to $40.0675, inclusive. The Reporting Persons undertake to provide the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth in this footnote 4.

(5)

The price reported in the Price per Share column is a weighted average price. These Shares were sold in multiple transactions at prices ranging from $39.50 to $40.25, inclusive. The Reporting Persons undertake to provide the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth in this footnote 5.

(6)

The price reported in the Price per Share column is a weighted average price. These Shares were sold in multiple transactions at prices ranging from $41.16 to $43.00, inclusive. The Reporting Persons undertake to provide the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth in this footnote 6.

(7)

The price reported in the Price per Share column is a weighted average price. These Shares were sold in multiple transactions at prices ranging from $45.00 to $45.105, inclusive. The Reporting Persons undertake to provide the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth in this footnote 7.

(8)

The price reported in the Price per Share column is a weighted average price. These Shares were sold in multiple transactions at prices ranging from $46.90 to $46.98, inclusive. The Reporting Persons undertake to provide the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth in this footnote 8.

(9)

The price reported in the Price per Share column is a weighted average price. These Shares were sold in multiple transactions at prices ranging from $46.90 to $46.98, inclusive. The Reporting Persons undertake to provide the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth in this footnote 9.

(10)

The price reported in the Price per Share column is a weighted average price. These Shares were sold in multiple transactions at prices ranging from $46.50 to $46.79, inclusive. The Reporting Persons undertake to provide the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth in this footnote 10.

(11)

The price reported in the Price per Share column is a weighted average price. These Shares were sold in multiple transactions at prices ranging from $47.00 to $47.905, inclusive. The Reporting Persons undertake to provide the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth in this footnote 11.

(12)

The price reported in the Price per Share column is a weighted average price. These Shares were sold in multiple transactions at prices ranging from $47.77 to $47.9175, inclusive. The Reporting Persons undertake to provide the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth in this footnote 12.